Exhibit 23.4
Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-188070) pertaining to the 2013 HA Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(2)Registration Statement (Form S-3 No. 333-198158) of HA Sustainable Infrastructure Capital, Inc.,
(3)Registration Statement (Form S-8 No. 333-212913) pertaining to the 2013 HA Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-230548) pertaining to the 2013 HA Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(5)Registration Statement (Form S-3ASR No. 333-265594) of HA Sustainable Infrastructure Capital, Inc.,
(6)Registration Statement (Form S-8 No. 333-265595) pertaining to the 2022 HA Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(7)Registration Statement (Form S-3ASR No. 333-269145) of HA Sustainable Infrastructure Capital, Inc.
(8)Registration Statement (Form S-3ASR No. 333-275969) of HA Sustainable Infrastructure Capital, Inc., and
(9)Registration Statement (Form S-3ASR No. 333-285461) of HA Sustainable Infrastructure Capital, Inc.
of our report dated March 28, 2024, with respect to the consolidated financial statements of Daggett Renewable Holdco LLC and subsidiaries included in this Annual Report (Form 10-K/A) of HA Sustainable Infrastructure Capital, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 28, 2025